SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 9, 2011

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Locke Drive, Marlborough, Massachusetts 01752
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders on June 9, 2011 (the “Annual Meeting”).  A total of 1,176,363,842 shares of common stock, representing 76.24% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1. All of the three nominees for director were elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  The result of the votes to elect the three directors was as follows:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE
Gary Rabin	249,784,113	9,600,325	N/A	N/A
Alan C. Shapiro	246,608,036	12,776,402	N/A	N/A
Erkki Ruoslahti	245,774,206	13,610,232	N/A	N/A

Proposal 2.   The appointment of SingerLewak LLP (“Singer”) as the Company’s independent registered public accounting firm for fiscal 2011 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
1,139,934,908	18,184,532	18,244,402

There were no broker non-votes with respect to the appointment of Singer.

Proposal 3.  The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
229,869,741	23,055,778	6,458,919	916,979,404

Proposal 4.  The stockholders recommended, on an advisory basis, that the frequency of the stockholder vote to approve the compensation of the named executive officers every three years by the votes set forth in the table below:

1 YEAR	TWO YEARS	THREE YEARS	ABSTAIN
49,301,751	17,336,892	185,463,429	7,282,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ Gary Rabin
Gary Rabin
Interim Chief Executive Officer

Dated: June 14, 2011